                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ]      Filed by the Registrant
[   ]      Filed by a Party other than the Registrant

Check the appropriate box:
[ X ]      Preliminary Proxy Statement
[   ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2)
[   ]      Definitive Proxy Statement
[   ]      Definitive Additional Materials
[   ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Addison Capital Shares, Inc.
-------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

      ____________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1/


         4) Proposed maximum aggregate value of transaction:


         5) Total Fee paid:



[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:


        2) Form, Schedule or Registration Statement No.:


        3) Filing Party:


        4) Date Filed:

--------
1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                          ADDISON CAPITAL SHARES, INC.
                         c/o Janney Montgomery Scott LLC
                               2 Bala Cynwyd Plaza
                         Bala Cynwyd, Pennsylvania 19004

                       -----------------------------------

                    Notice of Special Meeting of Shareholders
                                   to be held
                                December 16, 1999


TO THE SHAREHOLDERS OF ADDISON CAPITAL SHARES, INC.:

         You are cordially invited to a special meeting (the "Special Meeting") of the shareholders of Addison Capital Shares, Inc. (the "Fund"). The Special Meeting will be held on Thursday, December 16, 1999, at 10:00 a.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, in Conference Room A on the 18th floor. The purpose of the Special Meeting is to consider the proposals set forth below and to transact such other business as may be properly brought before the Special Meeting:

PROPOSAL 1:  To approve a new Investment Advisory Agreement between the Fund and
             Independence Capital Management, Inc.

PROPOSAL 2:  To amend the Fund's fundamental investment policy regarding investment in securities of other investment companies.


         Only shareholders of the Fund at the close of business on November 12, 1999 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE SO THAT YOU MAY RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. [YOU MAY ALSO VOTE EASILY AND QUICKLY BY TELEPHONE OR THROUGH THE INTERNET. TO DO SO, PLEASE FOLLOW THE INSTRUCTIONS INCLUDED ON YOUR ENCLOSED PROXY CARD.] IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.


                                               James W. Jennings
                                               Secretary

Dated:  November ___, 1999

                          ADDISON CAPITAL SHARES, INC.

                         c/o Janney Montgomery Scott LLC
                               2 Bala Cynwyd Plaza
                         Bala Cynwyd, Pennsylvania 19004

                              --------------------

                                 PROXY STATEMENT
                              --------------------

                   SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                                December 16, 1999


         This Proxy Statement is furnished by the Board of Directors (the "Board") of Addison Capital Shares, Inc. (the "Fund") in connection with the solicitation of proxies for use at the special meeting of shareholders of the Fund to be held on Thursday, December 16, 1999, at 10:00 a.m. Eastern Time, or at any adjournment thereof (the "Special Meeting"), at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, in Conference Room A on the 18th floor. It is expected that the Notice of Special Meeting, the Proxy Statement and a Proxy Card will be mailed to shareholders on or about [November 17], 1999.

         At the Special Meeting, shareholders will be asked to consider two proposals. Proposal 1 asks shareholders to consider a new Investment Advisory Agreement between the Fund and Independence Capital Management, Inc. ("ICMI"). Proposal 2 asks shareholders to approve an amendment to the Fund's fundamental investment policy regarding investment in securities of other investment companies.

         If you do not expect to be present at the Special Meeting and wish your shares to be voted, please return your proxy ("the Proxy") by mail, [telephone or Internet], allowing sufficient time for the Proxy to be received on or before 10:00 a.m. Eastern Time on Thursday, December 16, 1999. If your Proxy is returned prior to the Special Meeting, your shares will be voted at the Special Meeting in accordance with your instructions. If you do not give instructions with respect to a Proposal, your shares will be voted FOR the approval of that Proposal, and in accordance with the judgment of the persons appointed as proxies on any other matter that may properly come before the Special Meeting. Shareholders may revoke their Proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Fund, by delivering a subsequently dated Proxy, or by attending and voting at the Special Meeting.

         The close of business on November 12, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof. On the Record Date, the Fund had ___________ shares outstanding. Each full share will be entitled to one vote at the Special Meeting and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share.

         The expenses of the Special Meeting will be borne by [the Fund] and may include reimbursement to brokerage firms and others for expenses in forwarding Proxy solicitation materials to beneficial owners. The solicitation of Proxies will be largely by mail, [but may include telephonic, telegraphic, Internet or oral communication by employees and officers of Janney Montgomery Scott LLC, the Fund's distributor, and PFPC Inc., the Fund's administrator.

         Upon request, the Fund will furnish to shareholders, without charge, a copy of its Annual Report for the fiscal year ended June 30, 1999. The Annual Report of the Fund may be obtained by written request to the Fund, c/o PFPC Inc., P.O. Box 8916, Wilmington, Delaware 19899-8916 or by calling 1-800-331-3186.


PROPOSAL 1:  To approve a new Investment Advisory Agreement between the Fund and Independence Capital Management, Inc.

General Information

         This Proposal seeks shareholder approval of a new investment advisory agreement with ICMI. If approved, the Fund will terminate its current investment advisory agreement with Addison Capital Management Company ("Addison").

         In order to change investment advisers, a new investment advisory agreement must be approved by shareholder vote. Accordingly, at the Special Meeting, shareholders are being asked to approve a proposed new advisory agreement between the Fund and ICMI (the "Proposed Advisory Agreement"). The Board, including a majority of the Independent Directors, approved the Proposed Advisory Agreement at a meeting held on October 27, 1999. A form of the Proposed Advisory Agreement is attached as Exhibit A. If approved, ICMI will have the same duties and responsibilities and will receive the same compensation under the Proposed Advisory Agreement as Addison does under its current investment advisory agreement with the Fund.

The Current Advisory Agreement

         Addison has served as investment adviser to the Fund since the Fund's inception pursuant to an Investment Advisory Agreement between Addison and the Fund, dated September 8, 1986 (the "Current Advisory Agreement"). The Current Advisory Agreement was initially approved by the shareholders of the Fund on October 29, 1987 and was most recently approved for continuance by the Board, including a majority of the Independent Directors, on September 1, 1999.

The Proposed Advisory Agreement

         The terms of the Proposed Advisory Agreement are substantially identical to the terms of the Current Advisory Agreement, except for the parties, date of execution, effectiveness and initial term. The Proposed Advisory Agreement also differs in that two provisions relating to regulatory matters that, since the date of the Current Advisory Agreement, have been superseded by changes in the law. The terms of the Proposed Advisory Agreement, subject to qualification by reference to Exhibit A, are summarized below.

         Advisory Fees. The investment advisory fee as a percentage of net assets payable by the Fund will be the same under the Proposed Advisory Agreement as under the Current Advisory Agreement. The fee is calculated and accrued daily and the amounts of the daily accruals shall be paid monthly, at the annual rate of 0.75% of the first $100 million, 0.50% in excess of $100 million but less than $250 million and 0.25% of the amount in excess of $250 million. If the investment advisory fee under the Proposed Advisory Agreement had been in effect for the Fund's most recently completed fiscal year, ICMI would have received the same compensation as Addison received under the Current Advisory Agreement.

         Duties of ICMI. The Proposed Advisory Agreement provides that ICMI, in return for its fee, will provide the same services to the Fund as Addison provides under the Current Advisory Agreement. In particular, the Proposed Advisory Agreement provides that ICMI will (a) provide the Fund with investment research, advice, management and supervision and be responsible for a continuous investment program for the Fund's securities consistent with the Fund's investment objective and policies; (b) decide, subject to SEC rules and provisions outlined in the Fund's Articles of Incorporation and By-Laws, which securities will be purchased, retained or sold by the Fund and take all actions necessary to effect those decisions; (c) give the Fund's Board all relevant statistical information and reports that are reasonably available; and (d) maintain and preserve all books and records with respect to the Fund's securities and transactions.

         Term. The Proposed Advisory Agreement has an initial term of two years. Following the expiration of its initial two-year term, the Proposed Advisory Agreement will continue in full force and effect from year to year, provided that such continuance is approved at least annually by the Fund's Board or by the vote of a majority of the Fund's outstanding voting securities, and by the affirmative vote of a majority of the Directors who are not parties to the agreement or "interested persons" of a party to the agreement (other than as Directors of the Fund) by votes cast in person at a meeting specifically called for such purpose.

         The Proposed Advisory Agreement may be terminated at any time, on 60 days' written notice, and without any penalty, by vote of the Fund's Board of Directors, by vote of a majority of the Fund's outstanding voting securities or by ICMI. The Proposed Advisory Agreement would terminate automatically in the event of its assignment.

         Standard of Care. The Proposed Advisory Agreement obligates ICMI to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under the agreement. ICMI will not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of ICMI or its officers, directors or employees, or reckless disregard by ICMI of its duties under the Proposed Advisory Agreement.

Board Considerations

         At a meeting of the Board held on October 27, 1999, the Board approved the termination of the Fund's Current Advisory Agreement, subject to shareholder approval of the Proposed Advisory Agreement.

         Termination of the Current Advisory Agreement. In determining to terminate the Current Advisory Agreement, the Board considered the Fund's underperformance relative to its benchmark and other similarly managed mutual funds. The Board also considered the need to maintain the asset level of the Fund. In this regard, the Board took into account information provided by Janney that prompt action to improve Fund performance is necessary to avoid significant shareholder redemptions before the end of the calendar year. Janney provided information to the Board regarding the effects on Fund expenses of the expected shareholder redemptions and represented that the recommendation to terminate the Current Advisory Agreement is based solely on the Fund's underperformance and the need to maintain the assets of the Fund.

         Recommendation of the Proposed Advisory Agreement. In considering whether to recommend approval of the Proposed Advisory Agreement the Board met with representatives of ICMI and considered information presented to them regarding ICMI and its qualifications to act as investment adviser to the Fund, including the background and experience of ICMI's key management and personnel who would assume day-to-day portfolio management responsibility. They also reviewed information presented by Janney regarding anticipated benefits to the Fund and its shareholders from a new advisory relationship with ICMI. In particular, the Board reviewed ICMI's growth and income investment strategy, and how it has performed relative to various benchmarks over different time periods. The Board further discussed how ICMI's strategy differs from the value-oriented style employed by Addison and how ICMI would initially manage the Fund's current portfolio. The Board took into consideration information provided by Janney that, in order to prevent significant shareholder redemptions, a new investment adviser should be selected immediately. The Board considered steps that ICMI would take to market the Fund and attract new shareholders, including the availability of ICMI's in-house marketing department. The Board considered that, as an affiliate of Janney, ICMI is very familiar with the brokers and other sales representatives who traditionally have sold Fund shares. ICMI also identified other distribution channels that it thought could be used to increase sales of Fund shares. In this regard the Board considered the benefits of engaging an adviser whose marketing and portfolio management personnel, investment strategies and performance are well known to Janney and its sales force. It was also noted that the terms of the Proposed Advisory Agreement, including the advisory fee payable by the Fund, are substantially identical to the terms of the Current Advisory Agreement.

Independence Capital Management, Inc.

         ICMI is a registered investment adviser that, as of September 30, 1999, had approximately $1.8 billion under management. ICMI is a wholly-owned subsidiary of The Penn Mutual Life Insurance Company. The principal address of ICMI is 600 Dresher Road, Horsham, Pennsylvania, 19044.

         The following information is provided for each Director and the principal executive officer of ICMI.

                Directors and Principal Executive Officer of ICMI

Name and Position
with ICMI                               Address                        Principal Occupation
-----------------                       -------                        ---------------------
Robert E. Chappell                      600 Dresher Road               Chairman and Chief Executive Officer,
Director                                Horsham, PA  19044             The Penn Mutual Life Insurance Company
                                                                       and Registered Representative, Hornor,
                                                                       Townsend & Kent, Inc.


Richardson T. Merriman                  100 Matsonford Road            President, Chief Executive Officer and
  Senior Vice President and             Radnor, PA  19087              Chief Investment Officer, The
  Director                                                             Pennsylvania Trust Company.

Peter M. Sherman                        100 Matsonford Road            Executive Vice President and Chief Investment Officer,
  Chairman and President                Radnor, PA  19087              The Penn Mutual Life Insurance Company.


         For the fiscal year ended June 30, 1999, the Fund paid Addison an aggregate fee of $430,263 for advisory services.

Other Funds Advised by ICMI with Similar Investment Objectives


                                                            Management Fee
                                        Assets           (as a percentage of
Fund                                   (000's)        average daily net assets)
----                                   -------        -------------------------
Penn Mutual Separate Account D         $46,900(1)

-----------
(1) Information is provided as of September 30, 1999.

Shareholder Approval of the Proposed Advisory Agreement

         Approval of the Proposed Advisory Agreement requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the "1940 Act"). In the event that shareholders of the Fund do not approve the Proposed Advisory Agreement, the Board will take such action as it deems in the best interest of the Fund and its shareholders, which may include proposing that shareholders approve an agreement in lieu of the Proposed Advisory Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR APPROVAL OF THE PROPOSED ADVISORY AGREEMENT.

PROPOSAL 2:     To approve the amendment of the Fund's fundamental investment policy regarding investment in securities of other investment companies.

         Shareholders of the Fund are being asked to approve the elimination of the Fund's current fundamental investment policy regarding investment in securities of other investment companies and the adoption of a new non-fundamental policy. The primary purpose of this Proposal is to update the Fund's policy regarding investment in the securities of other investment companies in light of current law and regulatory changes. The Fund's current policy was initially adopted at the Fund's inception in 1986, and was drafted to comply with regulatory requirements imposed by some states. Since that time, these state imposed restrictions have been eliminated as a result of federal legislation.

  The Fund's current fundamental policy states that:

         The Fund may not invest in securities issued by other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer commission or profit, other than a customary brokerage commission, is involved and only if immediately thereafter not more than 10% of the Fund's total assets (taken at market value) would be invested in such securities.

         If shareholders approve this Proposal, the Fund intends to eliminate the current fundamental policy and adopt the following non-fundamental policy:

         The Fund may not purchase securities of other investment companies, except as permitted by the Investment Company Act of 1940, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended from time to time.

         Investment in shares of other investment companies is addressed by section 12(d)(1) of the 1940 Act. Depending on the type and affiliation of the investment company whose shares are purchased, the 1940 Act generally limits the Fund (i) to purchasing 3% of the total outstanding voting stock of a single other investment company; (ii) to investing 5% of its total assets in the securities of a single other investment company; and (iii) to investing 10% of its total assets in securities of all other investment companies.

           The Board believes that amending this policy will provide the Fund with increased flexibility in making investment decisions. For example, if Proposals 1 and 2 are approved, ICMI intends to invest Fund assets in shares of money market funds for cash management purposes. If approved, the Fund's registration statement will be amended to provide investors with additional information regarding the Fund's investments in shares of other investment companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FOR AMENDING THE FUND'S FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENT IN SECURITIES OF OTHER INVESTMENT COMPANIES.

ADDITIONAL INFORMATION

Directors and Executive Officers

         Information about the Fund's current Directors and principal executive officers, is set forth below. Each officer of the Fund will hold such office until a successor has been elected by the Board of Directors.

                                                                                     Shares
                                                 Business Experience              Beneficially
           Name and                          During the Past Five Years,           Owned as of
    Position with the Fund       Age         including all Directorships          ______, 1999**   Percentage
    ----------------------       ---         ---------------------------          --------------   ----------
Rudolph C. Sander*                69    Chairman, Janney Montgomery Scott             ____             ***
  Chairman and Director since           LLC (securities).
  1986

Margaret M. Healy                 65    President, Rosemont College.  Formerly,       _____            ***
  Director since 1986                   Chief Financial Officer and Lecturer in
                                        Philosophy, Bryn Mawr College, 1978-
                                        1995.

Charles E. Mather, III            65    President and Director, Mather & Co.          _____            ***
  Director since 1986                   (insurance brokerage); Director,
                                        Christiana Bank & Trust; Director and
                                        President, Finance Company of
                                        Pennsylvania (registered investment
                                        company).

Radcliffe Cheston                 52    President & Director, Addison Capital         ____             ***
  President and Chief Executive         Management Company.
  Officer since 1990

Charles J. Sullivan               60    Senior Vice President and Director,           ____             ***
  Vice President since 1986             Janney Montgomery Scott LLC.

James V. Kelly, CFA               52    Senior Vice President and Director,           ____             ***
Vice President since 1992               Addison Capital Management Company.

James W. Jennings, Esq.           62    Partner, Morgan, Lewis & Bockius LLP.         ____             ***
  Secretary since 1990

James W. Wolitarsky               53    Senior Vice President, Treasurer and          ____             ***
  Treasurer, Chief Financial            Director, Janney Montgomery Scott LLC.
Officer and Chief Accounting
Officer since 1992

* Denotes an individual who is an "interested person" of the Fund as defined in the 1940 Act.
**       This information has been provided by each Nominee.
*** As of __________, 1999 the Directors and officers of the Fund as a group (8 persons) beneficially owned an aggregate of less than 1% of the Fund.

Principal Underwriter

         Janney Montgomery Scott LLC, located at 1801 Market Street, Philadelphia, Pennsylvania, 19103, acts as the Fund's principal underwriter.

Portfolio Transactions

         In the fiscal year ended June 30, 1999, the Fund paid no brokerage commissions to Janney Montgomery Scott LLC or its affiliates.

Independent Accountants

         A majority of the Fund's Board of Directors who are not "interested persons" of the Fund have selected Tait, Weller & Baker as the independent accountants of the Fund for the fiscal year ending June 30, 2000. [A representative of Tait, Weller & Baker will be available by telephone during the Special Meeting, if needed, to make a statement if desired and to respond to appropriate questions from shareholders.]

Beneficial Owners

         To the knowledge of Fund management, as of the Record Date, the following was a beneficial owner of 5% or more of the outstanding shares of the Fund.


                                 Amount of Beneficial         Percent of Total
     Name and Address                 Ownership              Outstanding Shares
     ----------------                 ---------              ------------------




Submission of Shareholder Proposals

         The Fund is incorporated under the laws of the State of Maryland. Under Maryland General Corporation Law, a corporation registered under the 1940 Act, such as the Fund, is not required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. The Fund has availed itself of this provision and achieves cost savings by eliminating printing costs, mailing charges and other expenses involved in routine annual meetings.

         Even with the elimination of routine annual meetings, the Board may call special meetings of shareholders for action by shareholder vote as may be required by the 1940 Act, or as required or permitted by the Articles of Incorporation and By-Laws of the Fund. As described above, shareholder meetings will be held, in compliance with the 1940 Act, to elect Directors under certain circumstances. Shareholder meetings may also be held by the Fund for other purposes, including to approve a new Investment Advisory Agreement or other matters requiring shareholder action under the 1940 Act.

         A meeting may also be called by shareholders holding at least 10% of the shares entitled to vote at the meeting for the purpose of voting upon the removal of Directors. Upon written request by ten or more shareholders, who have been shareholders for at least six months and who hold shares constituting at least 1% of the outstanding shares, stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Director, the Fund has undertaken to provide a list of shareholders or to disseminate appropriate materials. In addition, Maryland General Corporation Law provides for the calling of a special meeting by the written request of shareholders holding at least 25% of the shares entitled to vote at the meeting.

         Shareholders who wish to present a proposal for action at the next meeting or suggestions as to nominees for the Board of Directors should submit the proposal or suggestions to be considered to the Fund 60 days in advance of any such meeting for inclusion in the Fund's proxy statement and form of proxy for such meeting as is held. The Nominating Committee of the Board of Directors will give consideration to shareholder suggestions as to nominees for the Board of Directors. Shareholders retain the right, under limited circumstances, to request that a meeting of the shareholders be held for the purpose of considering the removal of a Director from office and, if such a request is made, the Fund will assist with shareholder communications in connection with the meeting.

Required Vote

         Approval of Proposal 1 requires the approval of a majority of the outstanding voting securities of the Fund. Approval of Proposal 2 requires the affirmative vote of a majority of all votes cast at the Special Meeting. As defined in the 1940 Act, the vote of a "majority of the outstanding voting securities" of the Fund means the vote of (i) 67% or more of the Fund's outstanding shares present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

         Abstentions and "broker non-votes" will not be counted for or against the Proposals, but will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Special Meeting and will therefore have the effect of counting against each Proposal.

Other Matters

         No business other than the matters described above is expected to come before the Special Meeting, but should any matter incident to the conduct of the Special Meeting or any question as to an adjournment of the Special Meeting arise, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO VOTE BY MAIL, [TELEPHONE OR INTERNET] AS EXPLAINED IN THE INSTRUCTIONS INCLUDED ON YOUR PROXY CARD.

                                                  By Order of the Directors,



                                                  James W. Jennings, Esq.
                                                  Secretary


Dated:  November __, 1999

                                                                     EXHIBIT A




                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT

                  This INVESTMENT ADVISORY AGREEMENT, made this ___th day of ________, 1999, by and between Addison Capital Shares, Inc., a Maryland corporation (the "Fund"), and Independence Capital Management, Inc., a Pennsylvania corporation (the "Adviser").

                  WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares of common stock for sale to the public under the Securities Act of 1933 and various state securities laws; and

                  WHEREAS, the Fund wishes to retain the Adviser to provide investment advisory services to the Fund; and

                  WHEREAS, the Adviser is willing to furnish such services on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound, the Fund and the Adviser agree as follows:

1. The Fund shall at all times keep the Adviser fully informed with regard to the securities owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs. It shall furnish the Adviser with such other documents and information with regard to its affairs as the Adviser may from time to time reasonably request.

2. (a) Subject to the direction and control of the Fund's Board of Directors, the Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment goals and policies. The Adviser shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Fund's Articles of Incorporation and By-laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state laws, as well as the investment goals and policies of the Fund.

                  (b) The Adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers the Adviser shall use its best efforts to obtain for the Fund the best execution available. In using its best efforts to obtain the best execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of Directors of the Fund may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion.

3. (a) The Adviser, at its expense, shall supply the Board of Directors and officers of the Fund with all statistical information and reports reasonably required by them and reasonably available to the Adviser. The Adviser shall maintain and preserve all books and records with respect to the Fund's securities and transactions in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  (b) Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses. Specifically, the Adviser will not be responsible for any of the following expenses of the

Fund, which expenses shall be the responsibility of the Fund: legal expenses; interest, taxes, governmental fees or membership dues; brokerage commissions or charges, if any; fees of custodians, transfer agents, registrars or other agents; expense of preparing share certificates; expenses relating to the redemption or repurchase of the Fund's shares; expenses for registering and qualifying Fund shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses, reports, notices and dividends to Fund stockholders; costs of stationary; costs of stockholders and other meetings of the Fund; traveling expenses of officers, directors and employees of the Fund, if any; and the Fund's premiums on any fidelity bond and other insurance covering the Fund and its officers and directors. The Adviser shall, however, be responsible for all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions if any) purchased for the Fund.

4. No director, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such director, officer or employee while he is at the same time a director, officer or employee of the Adviser or any affiliated company of the Adviser. This paragraph shall not apply to directors, executive committee members, consultants and other persons who are not regular members of the Adviser's or any affiliated company's staff.

5. (a) As compensation for the services performed by the Adviser, including the services of any consultants retained by the Adviser, the Fund shall pay the Adviser, as promptly as possible after the last day of each month, a fee, calculated daily, of 0.75% annually of the Fund's first $100 million in average daily net assets; 0.50% annually of average daily net assets in excess of $100 million but less than $250 million, and 0.25% annually of average daily net assets in excess of $250 million. The first payment of the fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Adviser of all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month.

                  (b) The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Directors of the Fund.

                  (c) Each payment due under this Section 5 shall be accompanied by a report of the Fund prepared either by the Fund or by a reputable firm of independent accountants which shall show the amount properly payable to the Adviser under this Agreement and detailed computation thereof.

6. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Board of Directors of the Fund in following or declining to follow any advice or recommendations of the Adviser; provided, that nothing in this Agreement shall protect the Adviser against any liability to the Fund or its stockholders to which it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

7. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

8. As used in this Agreement, the terms "securities", and "net assets", shall have the meanings ascribed to them in the Articles of Incorporation of the Fund; and the terms "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

9. Subject to the provisions of paragraph 10 below, this Agreement will remain in effect for two years from the date of its execution and from year to year thereafter, provided that the Adviser does not notify the Fund in writing at least sixty (60) days prior to the expiration date in any year that it does not wish continuance of the Agreement for an additional year, and provided further that such continuance is specifically approved at least annually (a) by the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (b) vote of the holders of a majority of the outstanding voting securities of the Fund or by majority vote of the Fund's Board of Directors.

10. This Agreement shall terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Fund without the consent of the Adviser. This agreement may also be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund by sixty (60) days' written notice addressed to the Adviser at its principal place of business.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.



(SEAL)                                  ADDISON CAPITAL SHARES, INC.

Attest:


                                       By:
------------------------------            -----------------------------------
                                                   President



(SEAL)                                 INDEPENDENCE CAPITAL MANAGEMENT, INC.

Attest:


                                       By:
------------------------------            -----------------------------------

                          ADDISON CAPITAL SHARES, INC.
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                                December 16, 1999

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          ADDISON CAPITAL SHARES, INC.

This proxy is for your use in voting on various matters relating to Addison Capital Shares, Inc. (the "Fund"). The undersigned shareholder(s) of the Fund, revoking previous proxies, hereby appoint(s) Charles J. Sullivan and James W. Wolitarsky and each of them (with full power of substitution) the proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on December 16, 1999 (the "Special Meeting") and any adjournments thereof, to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Special Meeting and on any matter incident to the conduct of the Special Meeting, all as set forth in the notice of Special Meeting of Shareholders and Proxy Statement of the Board of Directors. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as indicated upon the matters set forth below.

This proxy will be voted as indicated below. If no indication is made, this proxy will be voted FOR the proposals set forth below. The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Directors.

TO VOTE, MARK BLOCKS BELOW INK BLUE OR BLACK INK AS FOLLOWS: |X|
                                            KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
                                           DETACH AND RETURN THIS PORTION ONLY


ADDISON CAPITAL SHARES, INC.

Vote on Proposals:

1. To approve a new Investment Advisory Agreement between the Fund and Independence Capital Management, Inc.

     |_| For           |_| Against             |_| Abstain

2. To amend the Fund's fundamental investment policy regarding investment in securities of other investment companies.

     |_| For           |_| Against             |_| Abstain

Please print and sign your
name in the space provided to
authorize the voting of your        _______________________________             ___________________________
shares as indicated and return      Signature [PLEASE SIGN WITHIN BOX]          Date
promptly. When signing on
behalf of a corporation,
partnership, estate, trust
or in any other                     _____________________________               ___________________________
representative capacity,            Signature (Joint Owners)                    Date
please sign your name and
title. For joint accounts,
each joint owner must sign.

           PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.